Exhibit 1.1

[               ] Shares

PIVOTAL SOFTWARE, INC.

CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

[              ], 2018

[               ], 2018

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

c/o                               Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o                               Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Pivotal Software, Inc., a Delaware corporation (the “Company”) and an indirect subsidiary of Dell Inc., a Delaware corporation (“Dell”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman Sachs & Co. LLC (“Goldman Sachs” and together with Morgan Stanley, the “Representatives”) are acting as Representatives, and GE International Holdings B.V., a stockholder of the Company (the “Selling Stockholder”), proposes to sell to the several Underwriters, an aggregate of [         ] shares of the Company’s Class A Common Stock (as defined below)  (the “Firm Shares”), of which [           ] shares are to be issued and sold by the Company and [           ] shares are to be sold by the Selling Stockholder.  The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the “Sellers.”

The Company also proposes to issue and sell to the several Underwriters not more than an additional [              ] shares of its Class A Common Stock (the “Additional Shares”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Class A Common Stock granted to the Underwriters in Section 4 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A Common Stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Class A Common Stock.” The shares of Class B Common Stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Class B Common Stock.” The Class A Common Stock and the Class B Common Stock are hereinafter collectively referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The Company agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

1.        Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 6 hereof), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the

Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of its date, as of the Closing Date and as of any Option Closing Date (as defined in Section 4 hereof), any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (A) information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) information relating to Dell furnished to the Company in writing by or on behalf of Dell expressly for use therein (the “Dell Information”).

(c)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective date of this Agreement, will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)           Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)            This Agreement has been duly authorized, executed and delivered by the Company.

(g)           As of the Closing Date, the authorized capital stock of the Company will conform as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)           The shares of Common Stock (including the Shares to be sold by the Selling Stockholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i)            The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights that have not been validly waived.

(j)            With respect to the equity awards granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Equity Plans”), (i) each grant of an equity award was duly authorized no later than the date on which the grant of such equity award was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was made in accordance with the terms of the Company Equity Plans, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(k)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of the Company (iii)  any agreement to which the Company or any of its subsidiaries is a party or to which any of the property or assets of the Company or any of its subsidiaries is subject, (iv) any other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (v) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except that in the case of clauses (i), (iii), (iv) and (v) above as would not, individually or in the aggregate, have a material adverse effect on the Company or on the power and ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or waived or as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority in connection with the offer and sale of the Shares.

(l)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m)          The Company is not (i) in violation of its certificate of incorporation or bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(n)           There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration

Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(o)           Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)           The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)           The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)            There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)            Neither the Company nor any officer, director, subsidiary or controlled affiliate of the Company, nor, to the Company’s knowledge, any agent, distributor or representative of the Company, any of its subsidiaries or any of its controlled affiliates has any reason to believe that the Company or any of the foregoing persons or entities has taken any action in violation of, or which may cause the Company or any of its subsidiaries to be in violation of, any applicable U.S. law governing imports into or exports from the United States in connection with the Company’s products, including without limitation:  any executive orders or regulations issued with respect to the laws referred to in this Section 1(r), the

Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 CFR 120-130), the Export Administration Regulations (15 CFR 730 et seq.), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. § 1701-1706), or any other export control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations.  To the Company’s knowledge, there has never been a claim or charge made, investigation undertaken, violation found, or settlement of any enforcement action under any of the laws referred to in this Section 1(r) by any governmental entity with respect to matters arising under such laws against the Company, any of its subsidiaries, or against the agents, distributors or representative of any of the foregoing in connection with their relationship with the Company. The Company has maintained a compliance program appropriate to the requirements of the aforementioned laws.

(t)            Except as otherwise have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby and as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(u)           (i) None of the Company or its subsidiaries or its controlled affiliates, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws;  and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(w)          (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)          located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)           The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)          in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)          For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x)           Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, other than from its employees or other service-providers in connection with the termination of their service pursuant to the terms of the equity compensation plans or agreements described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the exercise or settlement or equity awards or grants or forfeiture of equity awards outstanding as of such respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case granted pursuant to the equity compensation plans described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y)           The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property (other than intellectual property, which is addressed exclusively in Section 1(y) hereof) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(z)           Except for specific matters the Company is aware of that are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries own or possess or have the right to use, or can acquire on commercially reasonable terms, adequate rights to use all inventions, patents, trademarks, service marks, trade names, domain names, copyrights, licenses, technology, know-how, trade secrets and other intellectual property and proprietary or confidential information, systems or procedures (including all registrations and applications by the Company and its subsidiaries for registration of any of the foregoing) (collectively, “Intellectual Property”) necessary for or material to the conduct of their respective businesses as currently conducted and as proposed to be conducted by them as described in each of the Registration Statement, Time of Sale Prospectus and the Prospectus.  Except as would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the conduct of the respective businesses of the Company and its subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property of others.    Except as would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim (i) challenging the Company’s or any subsidiary of the Company’s rights in or to, or alleging the violation by the Company or any subsidiary of any of the terms of, any of their Intellectual Property; (ii) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property of any third party; or (iii) challenging the validity, scope or enforceability of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries.  Except as would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, all Intellectual Property owned by the Company or its subsidiaries is owned solely by the Company or its subsidiaries, and is owned free and clear of all options, licenses, liens, encumbrances and defects (except for non-exclusive licenses granted to third parties in the ordinary course of business consistent with past practice). To the Company’s knowledge, no third party has infringed, misappropriated or otherwise violated any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries.  The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof. All founders, current and former employees, contractors and consultants of the Company or any subsidiary of the Company and other parties involved in the development of material Intellectual Property for the Company or any subsidiary of the Company have signed confidentiality and invention assignment agreements with the Company or such subsidiary of the Company, as applicable, pursuant to which the Company or such subsidiary of the Company, as applicable, either (x) has obtained ownership of and is the exclusive owner of such Intellectual Property, or (y) has obtained a valid right to exploit such Intellectual Property, sufficient for the conduct of its business as currently conducted and as proposed to be conducted by it as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(aa)         Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, (1) the Company and its subsidiaries have used all software (including source code) and other materials that are distributed under a “free,” “open source,” or similar licensing model or under a license which, by its terms, (A) does not prohibit licensees of such software from licensing or otherwise distributing such software in source code form, (B) does not prohibit licensees of such software from making modifications thereof, and (C) does not require a royalty or other payment for the licensing or other distribution, or the modification, of such software (other than a reasonable charge to compensate the provider for the cost of providing a copy thereof), including any software governed under the Apache License, GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, New BSD License, MIT License, Common Public License and other licenses approved as Open Source licenses under the Open Source Definition of the Open Source Initiative (“Open Source Materials”), in compliance in all material respects with all license terms applicable to such Open Source Materials, and (2) none of the Company’s proprietary internally-developed software or other internally-developed technology (such software and technology, “Company Proprietary Tools”), incorporates any Open Source Material in a manner that requires or has required (i) the Company or any of its subsidiaries to permit reverse engineering of any Company Proprietary Tools of the Company or any of its subsidiaries or (ii) any Company Proprietary Tools of the Company or any of its subsidiaries to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributed at no charge or minimal charge.

(bb)         No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, service providers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc)         The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(dd)         The Company and its subsidiaries, taken as a whole, possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations and permits would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee)         The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff)          Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(gg)         The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or any of its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(hh)         The consolidated financial statements of the Company included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The other financial information or operating or financial metrics of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from the accounting or other records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(ii)           From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(jj)           The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed in Schedule III hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(kk)         As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ll)           The Company and each of its subsidiaries have complied with, and are presently in compliance with, its privacy and security policies and third-party obligations (imposed by applicable law, contract or otherwise) regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information and/or any other information collected from or provided by third parties except to the extent that the failure to do so would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and/or its subsidiaries. The Company and its subsidiaries have used commercially reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for their respective businesses, including, without limitation, for the information technology systems and data held or used by or for the Company and/or any of its subsidiaries. To the Company’s knowledge, except as disclosed in the Time of Sale Prospectus or as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole, there has been no security breach or attack or other compromise of or relating to any such information technology system or data.

(mm)      PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act, and the rules and regulations of the Commission thereunder, and the Public Company Accounting Oversight Board (United States).

(nn)         Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are not based on or derived from sources that are reasonably reliable and accurate in all material respects. Such data are consistent with the sources from which they are derived.

2.     Representations and Warranties of Dell. Dell represents and warrants to and agrees with each of the Underwriters that:

(a)           Dell has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct.

(b)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and, at the Closing Date, the Time of Sale Prospectus, as

then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, in each case, that the representations and warranties set forth in this paragraph shall only apply to any untrue statement of a material fact or omission to state a material fact based upon the Dell Information.

(c)           Dell has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

(d)           This Agreement has been duly authorized, executed and delivered by Dell.

(e)           The execution and delivery by Dell of, and the performance by Dell of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of Dell, (iii) any agreement or other instrument binding upon Dell that is material to Dell and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Dell, except in the case of each of clauses (i), (iii) and (iv) above, for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (other than as set forth in Section 1(k) hereof) is required for the performance by Dell of its obligations under this Agreement, except for (A) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders or qualifications as may be required by the Financial Industry Regulatory Authority and under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (B) such as have previously been obtained.

(f)            Except as has been waived in writing or satisfied, there is no contract, agreement or understanding between Dell and any other person to which the Company is not a party granting such person the right to require Dell or the Company to include any securities of the Company owned by such person with the Shares registered pursuant to the Registration Statement.

(g)           Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, Dell has not prepared, used or referred to, and will not, without the Representatives’ prior written consent, prepare, use or refer to, any free writing prospectus. Dell has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the written consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. Dell has not distributed any Written Testing-the-Waters Communications.

(h)           Dell has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(i)            Dell has not sold, issued or distributed any shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the other shares of the Company’s capital stock) during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act.

3.     Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a)           This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b)           The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement and the Power of Attorney appointing certain individuals as the Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws or equivalent documents of the Selling Stockholder, (iii) any indenture, mortgage, deed of trust, loan agreement lease or other similar agreement or instrument binding upon the Selling Stockholder, (iv) any agreement or other instrument binding upon the Selling Stockholder that is material to the Selling Stockholder or (v) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, except, in the case of (i), (iii), (iv) and (v) above, for such contraventions that  would not reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement or the Power of Attorney of the Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c)           The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(d)           The Power of Attorney has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder.

(e)           Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) each of the Underwriters shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “securities intermediary” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)            The Selling Stockholder is not prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph are limited to statements or omissions made in reliance upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the roadshow the Prospectus or any amendments or supplements thereto. For purposes of this Agreement, the only information furnished to the Company by the Selling Stockholder is the legal name and address of, and the number of shares beneficially owned and offered by, the Selling Stockholder, and the other information with respect to and furnished by the Selling Stockholder that appears under the caption “Principal and Selling Stockholders” in the Preliminary Prospectus (collectively, the “Selling Stockholder Information”).

(h)           (i) Neither the Selling Stockholder nor any of its subsidiaries, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A)            the subject of any Sanctions, or

(B)            located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)           The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)          For the past five years, the Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv)          (a) Neither the Selling Stockholder nor its subsidiaries, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official  in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) the Selling Stockholder and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v)     The operations of the Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the  knowledge of the Selling Stockholder, threatened.

(i)            The Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(j)            No Dutch registration tax, stamp duty, or any other similar documentary tax or duty is payable in the Netherlands or to any Dutch taxing authority by or on behalf of the Underwriters, the Company or any of its subsidiaries as a result of (i) the execution, delivery or consummation of this

Agreement by the Selling Stockholder, (ii) the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of such Shares by the Underwriters in the manner contemplated herein.

(k)           The Selling Stockholder has the power to submit, and pursuant to Section 9(d) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 9(d)), and has the power to designate, appoint and empower, and pursuant to Section 9(d), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

4.          Agreements to Sell and Purchase.  Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[      ] a Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [               ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

5.          Terms of Public Offering.  The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Sellers are further advised by you that the Shares are to

be offered to the public initially at $[        ] a Share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[      ] a Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[     ] a Share, to any Underwriter or to certain other dealers.

6.          Payment and Delivery.  Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of the Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [         ], 2018, or at such other time on the same or such other date, not later than [         ], 2018, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 4 or at such other time on the same or on such other date, in any event not later than [       ], 2018, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

7.          Conditions to the Underwriters’ Obligations.  The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [     ], New York City time, on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)              there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries or controlled affiliates by any

“nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)             there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 7(a)(i) and 7(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of Dell, to the effect that the representations and warranties of Dell contained in this Agreement are true and correct as of the Closing Date and that Dell has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)           The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to you.

(e)           The Underwriters shall have received on the Closing Date an opinion of counsel for the Selling Stockholder, dated the Closing Date, in form and substance reasonably satisfactory to you.

(f)            The Underwriters shall have received on the Closing Date an opinion of Fenwick & West LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

With respect to Sections 7(d) and 7(f) above, Davis Polk & Wardwell LLP and Fenwick & West LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 7(e) above, counsel for the Selling Stockholder may rely upon an opinion or opinions of counsel for the Selling Stockholder and with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Selling Stockholder contained herein and in the Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (A)  such counsel for the Selling Stockholder is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of the Power of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) such counsel for the Selling Stockholder shall state in its opinion that it is justified in relying on each such other opinion.

The opinion of Davis Polk & Wardwell LLP described in Section 7(d) above and the opinion of counsel for the Selling Stockholder described in Section 7(e) above shall be rendered to the Underwriters at the request of the Company or the Selling Stockholder, as the case may be, and shall so state therein.

(g)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)           The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)            The Underwriters shall have received, on the date hereof and the Closing Date, a certificate of the principal financial officer of the Company, dated as of the date hereof or as of the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, containing statements and information with respect to certain information contained in the Time of Sale Prospectus and the Prospectus.

(j)            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)               a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 7(b) hereof remains true and correct as of such Option Closing Date;

(ii)              a certificate, dated the Option Closing Date and signed by an executive officer of Dell, confirming that the certificate delivered on the Closing Date pursuant to Section 7(c) hereof remains true and correct as of such Option Closing Date;

(iii)             an opinion of Davis Polk & Wardwell LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(d) hereof;

(iv)             an opinion of Fenwick & West LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(e) hereof;

(v)              a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vi)             a certificate of the principal financial officer of the Company, dated the Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(h) hereof, containing statements and information with respect to certain information contained in the Time of Sale Prospectus and the Prospectus; and

(vii)            such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

8.     Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, [     ] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to

10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 8(e) or 8(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute or file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h)           To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            If any Seller is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(j)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants, and counsel to the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable, documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(g) hereof, including filing fees and the reasonable, documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and up to $50,000 in respect of the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and fifty percent (50%) of the cost of any aircraft chartered in connection with the road show (the remaining fifty percent (50%) of the cost of such aircraft to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 8(i).  It is understood, however, that except as provided in this Section 8(i), Section 11 hereof entitled “Indemnity and Contribution” and the last paragraph of Section 14 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and all travel and other expenses of the Underwriters or any of their employees incurred by them in connection with participation in investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, other than the cost of aircraft chartered in connection with the roadshow, for which the Underwriters agree to pay for the other fifty percent (50%) not paid for by the Company, as described above. Notwithstanding the foregoing, the provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

(k)           The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 8).

(l)            If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date hereof and described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (c) grants of stock options, stock awards, restricted stock, restricted stock units or other equity awards, in each case convertible into or exercisable for Class A Common Stock and the issuance of Class A Common Stock or securities convertible into or exercisable for Class A Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors or consultants of the Company pursuant to the terms of an equity compensation plan in effect on the date hereof and described in each of the Registration Statement, the Time of Sale Prospectus and the

Prospectus, (d) the entry into an agreement providing for the issuance by the Company of Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company or any of its subsidiaries in connection with such acquisition, and the issuance of any Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock pursuant to any such agreement or (y) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of shares of Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock (on an as-converted basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (d) shall not exceed 10% of the total number of shares of Common Stock outstanding as of the Closing Date immediately following the completion of the transactions contemplated by this Agreement to be completed as of that date, or (e) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date hereof and described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or any assumed employee benefit plan contemplated by clause (d); provided, that all recipients of any such securities issued pursuant to clause (b), (c) or (d) shall enter into a lock-up letter substantially in the form of Exhibit A hereto covering the remainder of the Restricted Period.

If the Representatives, in their discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 7(h) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release (substantially in the form attached as Exhibit 1 to the Form of Waiver of Lock Up attached as Exhibit B hereto) through a major news service at least two business days before the effective date of the release or waiver.

9.          Covenants of the Sellers.  Each Seller, severally and not jointly, covenants with each Underwriter as follows:

(a)           Each Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)           All sums payable by the Company or the Selling Stockholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company or the Selling Stockholder, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(c)           All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes.  Where the Company or, as the case may be, the Selling Stockholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company or the Selling Stockholder, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(d)           The Selling Stockholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”).  The Selling Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Selling Stockholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Selling Stockholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(e)           The Selling Stockholder hereby irrevocably appoints GE Digital LLC, with offices at 2623 Camino Ramon, San Ramon, California  94583 (Attn: General Counsel), as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent.  The Selling Stockholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Selling Stockholder represents and warrants that such agent has agreed to act as the Selling Stockholder’s agent for service of process, and the Selling Stockholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

10.       Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by, on behalf of or used by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.       Indemnity and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each officer and director of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (1) information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (2) the Dell Information.

(b)           Dell agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each officer and director of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto or any Written Testing-the-Waters Communication, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that Dell’s agreement to indemnify and hold harmless hereunder shall only apply to losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Dell Information furnished by or on behalf of Dell for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any road show, the Prospectus, or any amendments or supplements thereto, or any Written Testing-the-Waters Communication.

(c)           The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each officer and director of any Underwriter to the same extent as the indemnity set forth in paragraph (a) above, but only to the extent, in each case, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based the Selling Stockholder Information. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

(d)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any road show, the Prospectus, or any amendments or supplements thereto, or any Written Testing-the-Waters Communication.

(e)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 9(b) or 11(c) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred, documented fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a) and 9(b) hereof, and by the Company, in the case of parties indemnified pursuant to Section 11(c) hereof.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act, by or on behalf of any indemnified party.

(f)            To the extent the indemnification provided for in Section 11(a), 9(b) or 11(c) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Sellers and Dell on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or Dell or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Stockholder under this Agreement.

(g)           The Sellers, Dell and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e) hereof.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h)                                 The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Sellers and Dell contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any director or officer of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or on behalf of the Company, its officers or directors or any person controlling the Company or by or on behalf of Dell, its officers or directors or any person controlling Dell and (iii) acceptance of and payment for any of the Shares.

12.                      Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company and Dell, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.                      Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company, the Selling Stockholder and Dell for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, the Selling Stockholder or Dell.  In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller or Dell to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller or Dell shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.                      Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the Selling Stockholder, Dell and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                                 Each of the Company and Dell acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, Dell or any other person, (ii) the Underwriters owe the Company and Dell only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and Dell.  Each of the Company and Dell waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.                      Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.                      Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.                      Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.                      USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, Dell and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19.                      Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; if to the Company shall be delivered, mailed or sent to 875 Howard Street, Fifth Floor, San Francisco, California 94103; if to Dell shall be delivered, mailed or sent to Dell Inc. at One Dell Way, Round Rock Texas 78682, Attention:  Senior Vice President-Corporate, Securities & Finance Counsel; if to the Selling Stockholder shall be delivered, mailed or sent to GE International Holdings B.V. c/o GE Digital LLC at 2623 Camino Ramon, San Ramon, California  94583, Attention:  General Counsel.

Very truly yours,

PIVOTAL SOFTWARE, INC.

By:
Name:
Title:

DELL INC.

By:
Name:
Title:

THE SELLING STOCKHOLDER: GE INTERNATIONAL HOLDINGS B.V.

By:
Name:
Title:

Accepted as of the date hereof Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Goldman Sachs & Co. LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
RBC Capital Markets, LLC
UBS Securities LLC
Wells Fargo Securities, LLC
KeyBanc Capital Markets Inc.
William Blair & Company, L.L.C.
Mischler Financial Group, Inc.
Samuel A. Ramirez & Company, Inc.
Siebert Cisneros Shank & Co., L.L.C.
The Williams Capital Group, L.P.
Total:

I-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued [date]

2.                                      [identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.                                      [free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.                                      [orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

II-1

SCHEDULE III

Written Testing-the-Waters Communications

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

, 2018

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o       Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”)  and Goldman Sachs & Co. LLC (“Goldman Sachs” and together with Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Pivotal Software, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Class A common stock, $0.01 par value per share, of the Company (the “Class A Common Stock” and, together with the Class B common stock, $0.01 par value per share, of the Company, the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock collectively, the “Securities,” and any such Securities beneficially owned by the undersigned, the “Undersigned’s Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other Securities, in cash or otherwise.  The foregoing sentence shall not apply to:

(a)                                 sales of Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement;

(b)                                 transactions relating to shares of Common Stock acquired in the Public Offering or shares of Common Stock or other Securities acquired in open market transactions after the completion of the Public Offering;

(c)                                  transfers of the Undersigned’s Securities as a bona fide gift, bona fide estate planning purposes or charitable contribution;

(d)                                 transfers of the Undersigned’s Securities by will or other testamentary document or intestate succession upon the death of the undersigned, including to the transferee’s nominee or custodian;

(e)                                  transfers of the Undersigned’s Securities to an immediate family member or any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(f)                                   transfers or distributions of the Undersigned’s Securities by a stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(g)                                  if the undersigned is a corporation, partnership, limited liability company or other business entity, transfers of the Undersigned’s Securities (1) as part of a disposition, transfer or distribution by the undersigned to its equity holders, limited partners or members (or in each case its nominee or custodian), or any investment fund or other entity controlled or managed by the undersigned or (2) to another corporation, partnership, limited liability company, or other business entity (or in each case its nominee or custodian) that controls, is controlled by or is under common control with the undersigned;

(h)                                 transfers of the Undersigned’s Securities that occur by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period reporting a reduction in beneficial ownership of shares of Common Stock or other Securities, the undersigned shall include a statement in such report to the effect that such transfer occurred pursuant to such a domestic order or in connection with a divorce settlement;

(i)                                     the conversion of any convertible security of the Company, including the conversion of the outstanding preferred stock of the Company into shares of Common Stock in connection with the Public Offering and the conversion of the outstanding Class B common stock into shares of Class A Common Stock, or other right described in the Prospectus or otherwise disclosed to the Underwriters in writing into shares of Common Stock or other Securities; provided that such shares of Common Stock or other Securities underlying any such security or right shall continue to be subject to the restrictions on transfer set forth in this letter agreement;

(j)                                    the exercise or settlement of stock options (“stock options”) or restricted stock units (“restricted stock units”) granted under any stock-based employee benefit plan or other equity award plan of the Company described in the Prospectus (“benefit plan”)

(excluding, for the avoidance of doubt, all manners of exercise that would involve a sale in the open market of any Securities relating to such stock options or restricted stock units, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that (x) the shares of Common Stock underlying such stock options or restricted stock units shall continue to be subject to the restrictions set forth in this letter agreement and (y) if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall include a statement in such report clearly indicating that (A) the filing relates to the circumstances described in this clause (i) and (B) no shares of Common Stock or other Securities were sold by the reporting person;

(k)                                 the receipt by the undersigned from the Company of shares of Common Stock and the disposition of the Undersigned’s Securities to the Company upon the exercise of stock options on a “cashless” or “net exercise” basis to the extent permitted by a benefit plan so long as such “cashless” or “net exercise” is effected solely by the surrender of outstanding stock options (or the Common Stock issuable upon the exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price (excluding, for the avoidance of doubt, all manners of exercise that would involve a sale in the open market of any Securities relating to such stock options, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that the shares of Common Stock underlying such stock options shall continue to be subject to the restrictions on transfer set forth in this letter agreement;

(l)                                     the disposition of the Undersigned’s Securities to the Company solely to cover tax withholding obligations of the undersigned in connection with (1) the vesting of restricted stock units or other awards granted under a benefit plan or (2) the exercise of stock options; provided that (x) the shares of Common Stock underlying such stock options, restricted stock units or other awards shall continue to be subject to the restrictions set forth in this letter agreement and (y) if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period reporting a reduction in beneficial ownership of shares of Common Stock or other Securities related to such disposition of the Undersigned’s Securities to the Company by the undersigned solely to satisfy tax withholding obligations, the undersigned shall include a statement in such report to the effect that the filing relates to the satisfaction of tax withholding obligations of the undersigned in connection with such vesting or exercise;

(m)                             transfers of the Undersigned’s Securities to the Company pursuant to agreements under which (1) such Securities were issued and (2) the Company has the option to repurchase such Securities or other security or a right of first refusal with respect to transfers of such Securities or other security; provided that no filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made within 30 days after the date of the Prospectus, and after such 30th day, any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause (m) and (B) no Securities or other securities were sold by the reporting person;

(n)                                 transfers of the Undersigned’s Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock that is expected to result in a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or other Securities in connection with any such transaction, or vote any Securities in favor of any such transaction) that has been approved by the board of directors of the Company; provided that if such third-party tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this letter agreement. For the purposes of this clause (n), a “change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or the Underwriters pursuant to the Public Offering, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of securities representing 50% or more of the total voting power of the Company or the surviving entity; or

(o)                                 the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (1) such plan does not provide for the transfer of Common Stock during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment, as the case may be, of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

provided that:

(x)                                 in the case of any transfer or distribution pursuant to each of the clauses (c) through (h) above, each donee, trustee, distributee or transferee shall sign and deliver a lock-up agreement to the Representatives substantially in the form of this letter agreement; and

(y)                                 in the case of any transfer or distribution pursuant to each of the clauses (a) through (g) and (k) above, no filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of the Undersigned’s Securities, shall be required or shall be voluntarily made during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any other Security.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in or in connection with the Public Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and Goldman Sachs agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock,

Morgan Stanley and Goldman Sachs will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Morgan Stanley and Goldman Sachs hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.  This letter agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (a) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date that the Company withdraws the registration statement related to the Public Offering before the execution of the Underwriting Agreement, (c) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the date that the Underwriting Agreement is terminated or (d) August 31, 2018, if the Public Offering of the Shares has not been completed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:		Address:

E-mail:		E-mail:

[Signature Page to Lock-Up Agreement]

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

, 20

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Pivotal Software, Inc. (the “Company”) of       shares of the Company’s Class A Common Stock, $0.01 par value, of the Company and the lock-up letter dated     , 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated     , 20    , with respect to      shares of the Company’s Class [A][B] Common Stock (the “Shares”).

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective       , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release in substantially the form set forth on Exhibit 1 hereto through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC and
Goldman Sachs & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule 1 hereto

By:
Name:
Title:

cc: Company

B-1

Schedule 1

EXHIBIT 1

FORM OF PRESS RELEASE

Pivotal Software, Inc.

[Date]

Pivotal Software, Inc. (the “Company”) announced today that [•], the lead book-running managers in the Company’s recent public sale of         shares of Class A Common Stock are [waiving][releasing] a lock-up restriction with respect to      shares of the Company’s Class [A][B] Common Stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on       , 20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.